EXHIBIT 2.2

EXECUTION VERSION

EBAY INC.

AND

EBAY INTERNATIONAL AG

AND

SONORIT HOLDING, AS

AND

SPRINGBOARD GROUP S.À.R.L.

(FORMERLY SLP III CAYMAN DS IV HOLDINGS S.À.R.L.)

AMENDMENT TO AGREEMENT FOR THE SALE AND

PURCHASE OF THE ENTIRE SHARE CAPITAL OF

SKYPE LUXEMBOURG HOLDINGS S.À.R.L.,

SKYPE INC.,

AND

SONORIT HOLDING, AS

THIS AMENDMENT is made on _19th_ October 2009

AMONG:

(1)	EBAY INC., a company incorporated under the laws of Delaware, having its corporate headquarters at 2145 Hamilton Avenue, San Jose, California, 95125, United States; and

(2)	EBAY INTERNATIONAL AG, a Swiss company, having its registered office at Helvetiastrasse 15/17, CH-3005, Bern, Switzerland; and

(3)	SONORIT HOLDING, AS, a Norwegian company, having its registered office at P.O. Box 2374 Solli, O204 Oslo, Norway; and

(4)	SPRINGBOARD GROUP S.À.R.L. (FORMERLY SLP III CAYMAN DS IV HOLDINGS S.À.R.L.), a Luxembourg private limited liability company (société à responsabilité limitée), having its registered office at 65 Boulevard Grande-Duchesse Charlotte, L-1331 Luxembourg, and registered with the Luxembourg Trade and Companies Register under number B 141.496.

WHEREAS the parties entered into an Agreement for the sale and purchase of the entire share capital of Skype Luxembourg Holdings S.à.r.l., Skype Inc., Camino Networks, Inc. and Sonorit Holding, AS on 1 September 2009, as amended on 14 September 2009 (the “SPA”).

WHEREAS, the parties wish to amend certain terms of the SPA as set forth in this Amendment.

NOW THEREFORE, THE PARTIES AGREE as follows:

1.	AMENDMENTS

1.1	The cover page to the SPA shall be amended by deleting the reference to Camino Networks, Inc.

1.2	Section 1.1 of the SPA is hereby amended by:

1.2.1	deleting the definitions of “Camino” and “Camino Shares” in their entirety;

1.2.2	deleting the words “Camino,” from the definition of “Group Companies”; and

1.2.3	deleting clause “(d)” from the definition of “Shares”.

1.3	Schedule 1 to the SPA is hereby amended as follows:

1.3.1	The reference to “Camino” shall be deleted from the title of Part A to Schedule 1; and

1.3.2	The reference, and all information pertaining, to Camino Networks, Inc. shall deleted in their entirety from Part A of Schedule 1.

1.4	Annex F to the SPA is hereby amended by adding Turkey and Israel to the list of countries set forth in Annex F.

2.	MISCELLANEOUS

2.1	Except as expressly amended pursuant to clause 1 of this Amendment, the SPA, and all rights and obligations of the parties thereunder and under all schedules and annexes thereto, shall remain in full force and effect. This Amendment shall not, except as expressly provided herein, be deemed to be a consent to any waiver or modification of any other terms or provisions of the SPA.

2.2	This Amendment (including any non-contractual obligations arising out of or in connection with it) is governed by English law.

2.3	This Agreement may be executed in any number of counterparts (including by way of electronic transmission in .PDF format or by fax), each of which when executed and delivered is an original and all of which together evidence the same agreement.

2.4	Each of the parties intends this Amendment to be a deed and confirms that it is executed and delivered as a deed on the date first written above, in each case notwithstanding the fact that one or more of the parties may only execute this Amendment under hand.

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EXECUTED and delivered as a deed on the date first written above on behalf of

EBAY INC., a company incorporated under the laws of Delaware,

By:	/s/ JOHN DONAHOE
Title:	President & CEO

being a person who, in accordance with the laws of that territory, is acting under the authority of the company.

Signature Page to Amendment to SPA

EXECUTED and delivered as a deed on the date first written above on behalf of

EBAY INTERNATIONAL AG, a company incorporated under the laws of Switzerland,

By:	/s/ WENDY JONES
Title:	VP, International Operations

being a person who, in accordance with the laws of that territory, is acting under the authority of the company.

Signature Page to Amendment to SPA

EXECUTED and delivered as a deed on the date first written above on behalf of

EBAY INTERNATIONAL AG, a company incorporated under the laws of Switzerland,

By:	/s/ NICHOLAS STAHEYEFF
Title:	Vice President, CFO Europe

being a person who, in accordance with the laws of that territory, is acting under the authority of the company.

Signature Page to Amendment to SPA

EXECUTED and delivered as a deed on the date first written above on behalf of

SONORIT HOLDINGS, AS, a company incorporated under the laws of Norway,

By:	/s/ ROBERT MILLER
Title:	Director

being a person who, in accordance with the laws of that territory, is acting under the authority of the company.

Signature Page to Amendment to SPA

EXECUTED and delivered as a deed on the date first written above on behalf of

SPRINGBOARD GROUP S.À.R.L., a company incorporated under the laws of Luxembourg,

By:	/s/ ALAN AUSTIN
Title:	A Manager

being a person who, in accordance with the laws of that territory, is acting under the authority of the company.

Signature Page to Amendment to SPA